NET PROFITS AGREEMENT

This Agreement made effective as of the 19 day of January, 2010

BETWEEN:

IMPERIAL OIL & GAS INC. a body corporate, having an office at the City of Calgary, in the Province of Alberta (hereinafter called "Grantor")

-and-

MARA ENERGY, LLC, a body corporate, having an office at the City of Vancouver, in the Province of British Columbia (hereinafter called "Grantee")

WHEREAS

1.
Grantee has contacts with, knowledge of and/or existing and future access to high growth potential oil and gas exploration and development opportunities in Canada and the continental United States ("Prospects"); and

2.
The Grantee will at its own cost and risk examine, assess, negotiate, re-engineer existing and future Prospects and report upon them to a bankable standard as far as it is possible, in order to present pre-qualified Prospects to the Grantor so that the Grantor may consider and elect at its sole discretion to reject or to participate or otherwise take an involvement in those Prospects; and.

3.
The Grantee has the capability and contacts, worldwide, to assist the Grantor in obtaining financing by way of its capability of securing corporate finance from financial institutions banks, and finance houses so that the Grantor may have the opportunity to fund the development of the Prospects; Grantee will assist where necessary in the preparation of any/all marketing materials to help facilitate any fundraising; and

4.	The Grantor has agreed to reserve an interest to the Grantee in the Prospects by way of a net profits interest as more particularly described herein.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual premises and covenants contained herein, the parties agree each with the other as follows:

1.           DEFINITIONS

Except as otherwise defined in this Agreement, each term used in this Agreement including the recitals, will have the meaning given to it subject to the following;

a.
"Capital Costs" means all capital costs incurred in the Prospects including, but not limited to, the costs of drilling wells, completion of wells, equipping of wells for the taking of production, rework or recompletion of wells and construction of pipelines and facilities;

b.	"Grantor" means Imperial and Gas, Inc. together with any person, corporation or entity to which it has assigned an interest in all or any portion of the Prospects;

c.	"Grantee" means Grantee or any other entity or individual Grantee nominates to assign over to the terms of this Agreement;

d.	"Net Proceeds of Production" means the gross proceeds of sale from or allocated to the Grantee's share of production of petroleum substances from the Prospects less the Grantee's share of:

i.	all payments for the lessor royalty under the title documents; and

ii.	all taxes (other than income taxes) paid by the Grantee pursuant to the Regulations on the equipment for the production of petroleum substances from the Prospects; and

iii.	all encumbrances applicable to petroleum substances produced from the Prospects; and

iv.	all reasonable operating costs applicable to production of petroleum substances from the Prospects; and

v.	all reasonable facility fees and enrichment fees applicable to production of petroleum substances from the Prospects; and

vi.	all land and mineral lease acquisition costs related to the Prospects.

e.	"Net Profits Interest" means an interest in the Prospects which entitles the Grantor to receive monthly an amount equal to 50 percent of the Net Proceeds of Production;

f.	"Payout" means the first day of the month following the date when the Grantor recovers out of the Net Proceeds of Production an amount equal to the Initial Funded Amount;

2.	NET PROFITS

After Payout, the Grantor agrees that the Grantee will be entitled to the Net Profits Interest subject to the following conditions:

i.	the Net Profits Interest will be reduced in proportion to the interest in the Prospects retained by the Grantor.

ii.
the Grantee will in no event be liable to pay for or advance any portion of any costs and expenses including Capital Costs associated with the Prospects, the same being solely a deduction from the Net Profits Interest.

iii.
that costs and expenses including Capital Costs in excess of the Net Proceeds of Production shall be carried forward without limitation and deducted from future Net Profits Interest payments, but shall not be carried back so as to require any refund from the Grantee.

iv.
The Grantee may reduce, defer or waive, at its sole discretion, in part or whole, its Net Profits Interest in the event that, in the sole opinion of the Grantee, the Grantor experiences a necessity for funds.

3. MISCELLANEOUS

a.
If any term or condition of this Agreement conflicts with a term or condition of the title documents, then such term or condition in the title documents shall prevail and this Agreement shall be deemed to be modified accordingly.

b.	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

c.
Whenever the plural or masculine or neuter is used in this Agreement the same shall be construed as meaning singular or feminine or body politic or corporate and vice versa where the context so requires.

d.
This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns and upon the heirs, executors, administrators and assigns of natural persons who are or become Parties hereto.

e.
The management of the Net Proceeds of Production under this Agreement from assets located in the continental US shall be governed by the definitions contained in Article I of the A.A.P.L. Form 610 – MODEL FORM OPERATING AGREEMENT - 1989 (a copy of which is attached as Schedule "A" to this Agreement). The Net Profits Interest will be calculated and paid in the lawful currency of the United States of America for Prospects located in the United States.

f.
The management of the Net Proceeds of Production from assets under this Agreement located in Canada shall be governed by the definitions contained in clause 101 of the 1990 CAPL Operating Procedure (a copy of which is attached as Schedule "B" to this Agreement). The Net Profits Interest will be calculated and paid in the lawful currency of Canada for Prospects located in Canada.

g.
The Parties agree that this Agreement shall for all purposes be construed and interpreted according to the laws of the Province of Alberta and that the courts having jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement, or the relationship between the Parties, shall be the courts of said Province, to the jurisdiction of which courts the Parties by their execution of this Agreement do hereby submit.

h.	This Agreement may be executed in counterpart and when each Party has executed a counterpart, all counterparts taken together shall constitute one agreement.

i.
The terms of this Agreement express and constitute the entire agreement between the Parties insofar as the specific subject matter contained in this Agreement. No implied covenant or liability of any kind on the part of the Parties is created or shall arise by reason of these presents or anything contained in this Agreement.

j.	This Agreement supersedes and replaces all previous agreements, memoranda or correspondence, whether written or oral among the parties with respect to the subject matter of this Agreement.

k.
Each of the parties shall from time to time and at all times do such further acts and execute and deliver such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

1.	If any portion of this Agreement shall be or deemed to be unenforceable, illegal or invalid, the remaining portions of the Agreement shall not be affected thereby.

m.	Time is of the essence of this Agreement.

1.
The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, R.S.A. 2000 c.L-I2, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to:

i.	for claims disclosed by an audit, two years after the time this agreement permitted that audit to be performed; or

ii.	for all other claims, four years.

n.	Each of the Parties represents and warrants that it now has or is entitled to have full right, full power and absolute authority to enter into this Agreement.

o.	The addresses for notice for the parties are:

Mara Energy, LLC.	Imperial Oil and Gas Inc.

Suite 408, #100	Suite 2600, 144 -4fil Ave SW
Calgary, AB T3G 3Y6	Calgary, AB T2P 3N4

Email: get@gripresources.net	Email: get@gnpresources.net

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MARA Energy, LLC	Imperial Oil and Gas, Inc.

Name: Grant Twanow	Name: Grant Twanow
Title: Director	Title: Director